Exhibit 10.10

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (this “Second Amendment”) is dated as of September 23, 2022 (the “Second Amendment Effective Date”), between Blueprint Medicines Corporation, a Delaware corporation (the “Company”), and Ariel Hurley (the “Executive”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

WHEREAS, the Company and the Executive are parties to the Employment Agreement dated as of March 6, 2019, as amended by the First Amendment to Employment Agreement dated as of December 22, 2021 (collectively, the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth below;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby confirmed, the Company and the Executive agree that the Employment Agreement is amended as follows:

1.             Section 2(b) of the Employment Agreement shall be amended and restated as follows:

“Incentive Compensation. During the Term, the Executive shall be eligible to earn cash incentive compensation as determined by the Board or the Compensation Committee from time to time. As of January 1, 2022, Executive’s target annual incentive compensation shall be 30% of the Base Salary, subject to upward but not downward adjustment (except in connection with a proportional reduction in compensation to all or substantially all of the Company’s employees). The Board or Compensation Committee shall weigh its bonus determination as follows: 50% on Company performance and 50% on Executive’s individual performance, subject to adjustment as determined by the Board or the Compensation Committee from time to time. The Executive’s target annual incentive compensation in effect at any given time is referred to herein as “Target Incentive Compensation”; provided, that, for purposes of Section 5 hereof “Target Incentive Compensation” shall mean the Executive’s target annual incentive compensation then in effect or, if higher, in effect immediately prior to the Sale Event, and shall be applied to the Base Salary described in such section. To earn incentive compensation, the Executive must remain employed by the Company in good standing through the date such incentive compensation is paid.”

2.             The Executive hereby gives express written consent in this Second Amendment for the changes described herein. Accordingly, the Executive acknowledges and agrees that the changes described herein shall not be the basis of a “Good Reason” trigger as defined in the Employment Agreement, and therefore the Executive shall not be eligible to resign for Good Reason as a result of any such changes or in connection with this Second Amendment.

3.             To the extent that there is any inconsistency between the terms and conditions of this Second Amendment and the terms and conditions of the Employment Agreement, the terms and conditions of this Second Amendment shall prevail.

4.             This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute one and the same document. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. Federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.             Except as amended hereby, the Employment Agreement remains in full force and effect and, as amended hereby, the Employment Agreement represents the entire agreement between the Executive and the Company, and there are no other agreements, written or oral, relating to the subject matter hereof. On and after the Second Amendment Effective Date, all references in the Employment Agreement to “this Agreement” (including “hereof,” “herein” and similar words or phrases) shall mean the Employment Agreement, as amended by this Second Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the date first written above.

BLUEPRINT MEDICINES CORPORATION

By:	/s/ Kathryn Haviland
Name:	Kathryn Haviland
Title:	President and Chief Executive Officer

EXECUTIVE

/s/ Ariel Hurley
Ariel Hurley